UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1: AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.2: EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01.            Entry into a Material Definitive Agreement.

     On January 3, 2005, The Dun & Bradstreet Corporation (“we” or the “Company”) announced that Steven W. Alesio has succeeded Allan Z. Loren as the Company’s Chief Executive Officer. The Company also announced that Mr. Loren will remain as the Company’s Chairman of the Board until May 30, 2005, at which time he will step down from the Board.

     In connection with the succession plan, the Company entered into an amendment to Mr. Loren’s existing employment agreement and entered into a new employment agreement with Mr. Alesio. The terms of these new agreements with Messrs. Loren and Alesio were established by the Company’s Compensation & Benefits Committee of the Board (the “Committee”), with input from the Committee’s independent compensation consultant and corporate governance advisor. As further described below, with respect to Mr. Loren’s compensation, the Committee determined that it was appropriate to maintain his compensation and benefits at the 2004 levels, with the exception that Mr. Loren would not be eligible for any additional equity awards. With respect to Mr. Alesio’s compensation, the Committee developed a compensation program that reflected the Company’s “pay-for-performance” philosophy (by delivering a significant portion of overall compensation value through equity and bonus award opportunity, as further described below) and which was competitively positioned based on market data provided by the Committee’s independent compensation consultant.

     As noted above, under Mr. Loren’s agreement, he will cease to serve as our Chief Executive Officer on January 1, 2005, but will continue to serve as our Chairman of the Board until May 30, 2005 (subject to earlier termination in accordance with Mr. Loren’s existing employment agreement), at which point Mr. Loren will retire from the Company and the Board of Directors. Mr. Loren’s base salary and target and maximum bonus are unchanged from his prior agreement. Accordingly, from January 1, 2005 until May 30, 2005, Mr. Loren will be entitled to an annualized base salary of $700,000. He will also be entitled to a cash incentive opportunity for the period of January 1 until May 30, 2005. Mr. Loren’s target bonus will be 150% of his prorated annual base salary, with a maximum payout of 200% of the target bonus, the same target and maximum percentages as in 2004. The amount of the actual bonus paid will be determined by the Committee, based on it’s assessment of Mr. Loren’s contribution to the success of the leadership transition plan and his execution of his Board duties. Mr. Loren will not be entitled to any additional equity awards.

     Consistent with Mr. Loren’s existing agreement, all of his prior equity compensation grants will vest in full upon his retirement.

     Mr. Loren will continue to be entitled to severance payments and other benefits if we terminate his employment without cause, he terminates his employment for good reason or he dies or becomes disabled prior to his retirement date, in each case, in accordance with his existing employment agreement. These benefits are described in our proxy statement filed with the Securities and Exchange Commission (“SEC”). When Mr. Loren no longer serves as Chairman, the Company will transfer title to Mr. Loren of the then current Company automobile provided to him, and the Company will provide Mr. Loren with a tax gross-up payment to cover applicable taxes.

     Mr. Loren has agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

     Mr. Loren will also be entitled to certain benefits under a change-in-control agreement entered into with us. A description of this change-in-control agreement is included in our proxy statement filed with the SEC.

     The description of the revised employment arrangement with Mr. Loren is qualified by reference to the complete agreement that is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Under Mr. Alesio’s new agreement, he will serve as our Chief Executive Officer beginning on January 1, 2005 and as Chairman of the Board beginning on May 31, 2005.

     The agreement, which has a three year term through December 31, 2007 (subject to earlier termination as provided in the agreement), provides that Mr. Alesio will be paid an annual base salary of $750,000 (up from $500,000 in 2004). The Company’s Board of Directors may increase Mr. Alesio’s salary as it deems appropriate, but his salary may not be decreased. Mr. Alesio will be eligible to earn an annual bonus award based on the achievement of such goals and performance measures (including financial and employee satisfaction goals) as may be established by the Committee. Mr. Alesio’s target annual bonus award will be at least 130% of his base salary and his maximum annual bonus award will be at least 200% of his target annual bonus award (the same target and maximum bonus award percentages as in 2004). As noted above, the actual amount of the bonus paid to Mr. Alesio will be based on the achievement of the goals and performance measures as determined by the Committee.

     We have also agreed to pay Mr. Alesio an initial long-term equity grant with a value of $4,000,000 (up from $3,000,000 in 2004). Beginning in 2006, he will also be entitled to annual equity-based awards at a level commensurate with his position in the discretion of the Committee. Mr. Alesio is currently, and will remain, fully vested in his accrued benefit under the Supplemental Executive Benefit Plan.

     If we terminate Mr. Alesio’s employment without cause (with cause generally defined as a willful failure to perform material duties or conviction of a felony) or Mr. Alesio terminates his employment for good reason (generally, an unfavorable change in employment status, a required relocation or a material willful breach of the agreement by us), he will be entitled to: (i) subject to his execution of a release of claims, a lump sum payment equal to two (2) times the sum of his annual base salary and his target annual bonus through the remainder of the term, (ii) a lump sum payment equal to a pro-rata portion of his target annual bonus for the year of the termination, (iii) an enhanced benefit under our Supplemental Executive Benefit Plan (computed based on continued employment and an annual target bonus for two years), (iv) continued medical and dental coverage for two (2) years and (v) the immediate vesting of the stock option and restricted stock awards granted to him in 2003 and the stock option award granted to him in 2004. If Mr. Alesio terminates his employment for good reason, he will also be entitled to special pro-rata accelerated vesting of the stock option awards granted to him before 2003. If Mr. Alesio dies or becomes disabled (as defined in the agreement), in addition to his base salary through the date of death or disability, Mr. Alesio will be entitled to a pro-rata portion of his target annual bonus for the year of the termination, immediate vesting of all stock options granted to him (except that, in the case of disability, options held for less than one year will be forfeited) and immediate vesting of his 2003 restricted stock award.

     If we terminate Mr. Alesio’s employment on or after December 31, 2007, without cause or Mr. Alesio terminates his employment on or after such date for good reason, he will be entitled to the benefits under our Executive Transition Plan as if he incurred an “eligible termination” other than by reason of unsatisfactory performance. A description of our Executive Transition Plan is included in our proxy statement filed with the SEC.

     Mr. Alesio has agreed to customary restrictive covenants, including a covenant not to compete with the Company for one year.

     Mr. Alesio will also be entitled to certain benefits under a change-in-control agreement entered into with us. Mr. Alesio’s change-in-control agreement was extended to coincide with the term of his employment agreement. If Mr. Alesio becomes entitled to similar payments or benefits under his change-in-control agreement and his employment agreement, he will receive the payments or benefits under the change-in-control agreement only to the extent such payment or benefits exceed those available under his employment agreement. A description of this change-in-control agreement is included in our proxy statement filed with the SEC.

     The description of the revised employment arrangement with Mr. Alesio is qualified by reference to the complete agreement that is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02.            Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

     Departure of Principal Officer; Appointment of Principal Officer

     On December 31, 2004, in connection with the two phase transition of our Chairman and Chief Executive Officer role from Allan Z. Loren to Steven W. Alesio, previously the President and Chief Operating Officer, the Company entered into an amendment to Mr. Loren’s existing employment agreement and entered into a new employment agreement with Mr. Alesio.

     Effective January 1, 2005, Mr. Loren ceased serving as, and Mr. Alesio was appointed, our Chief Executive Officer. A copy of the press release announcing the management changes is attached hereto as Exhibit 99.1.

     Mr. Alesio, 50, joined D&B in January 2001 as Senior Vice President. He was named President and Chief Operating Officer of D&B in May 2002, at which time he was also elected to D&B’s Board of Directors. Before joining D&B, Mr. Alesio spent 19 years in marketing and general management with the American Express Company, serving in executive positions in the Business Services group and the Consumer Travel group. Prior to that time, he held several senior marketing roles with responsibility for securing a leading position for the company across the commercial marketplace. Mr. Alesio received a bachelor’s degree from St. Francis College, Pennsylvania, and a master’s degree in business administration from the University of Pennsylvania’s Wharton School.

Item 9.01.            Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Amendment to Employment Agreement, dated December 31, 2004, between Allan Z. Loren and the Company.

10.2	Employment Agreement, dated December 31, 2004, between Steven W. Alesio and the Company.

99.1	Press Release of The Dun & Bradstreet Corporation, dated January 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ David J. Lewinter

David J. Lewinter
Senior Vice President, General
Counsel & Corporate Secretary

DATE: January 4, 2005

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Employment Agreement, dated December 31, 2004, between Allan Z. Loren and the Company.

10.2	Employment Agreement, dated December 31, 2004, between Steven W. Alesio and the Company.

99.1	Press Release of The Dun & Bradstreet Corporation, dated January 3, 2005.